Exhibit 10.2

Labor Contract

Contract No:

Party A:___ Hangzhou Ceetop Network Technology Co., Ltd _______________________

Contact address: _______________________________________________________________

Legal representative (principals): __________ Liu, Weiliang ____________

Party B:Jia, Shengming gender_male_ age:__ ID No:330725198309201715

Contact address: _____________________________________

According to the labor law of the People's Republic of China, the Labor contract law of the People's Republic of China; and relevant laws and regulations, both parties consent through equal consultation and voluntarily sign this contract to abide by terms of this contract.

1.     The term of the labor contract

Article 1. Type of the term of this contract is a fixed term labor contract

(1) The contract for 3 years, commence December 1, 1013, and end November 30, 2016, where from _____ year _____ month _____ day, to ____ year ____ month ____ day for trial period, trial period for _____ months. During the trial period, if party B is proved not to meet the recruitment requirement, party A has the right to terminate the labor contract at any time.

2.     Job content

Article 2. Party B agrees according to party A's requirement, work at_____________ department and held      CFO      position, place of work: Party A's business location, main work duties in the "job description".

Article 3. As party A's need and party B's actual ability (professional, work, health), position can be adjusted.

3.     Working hours and holidays

Article 4. Party B's working hours according to PRC and the company related regulations.

Article 5. If party A requests party B to work overtime, party A should schedule party B compensatory leave or give overtime pay; statutory holiday overtime work that cannot be arranged compensatory leave, party A shall pay overtime.

4.     The labor remuneration

Article 6. Party B's salary based on position and job classification standard, monthly salary RMB 1500 yuan after formally employed; other qualifications, titles, subsidies amounted to RMB 8500 yuan a month; monthly pay-for-performance based on evaluation standards. Trial period salary is 80% formally employed salary; each year salary will be adjusted based on performance, but cannot be lower than the minimum wage standards of PRC.

Article 7. Party B will be paid before 15 day each month (if it is a holiday, no later than second business day after the holiday.) for party B's last month's salary.

5.     Insurance and benefits

Article 8. Party A and party B shall pay the employees ' social security costs according to the relevant regulations of the PRC social security insurance.

Article 9. Party B enjoys the provision of rest days, including statutory holidays, weddings and funeral leave, and period of leave for women related to pregnancy, confinement or nursing.

6.     Confidentiality

Article 10. The content as described in the confidentiality agreement and the non-compete agreement.

Article 11. If Party A appoints Party B to participate in special training (other than the training required by government.), Party A has the right to sign a service contract with Party B, the service contract be signed separately.

Article 12. Party B shall not serve part-time positions of other enterprises during his tenure, must not operate a business individually or with others to compete with the Party A's business.

Article 13. If party B breaches a contract to keep business secrets and the matters specified in the Article 10, Party A may terminate this contract and will not offer any financial compensation; any economic losses caused to party A, party B shall be liable for the amount of the actual loss.

6.     Modification, rescission, termination and renew of labor contracts

Article 14. If there are significant changes in the circumstances on the basis of this contract, this contract cannot be fulfilled, after both parties agree through consultation, relevant content can be changed in this contract.

Article 15. Both parties may terminate the labor contract in accordance with the law, unless otherwise agreed.

Article 16. As both parties consensus, may terminate this contract.

Article 17. Party B has any of the following circumstance, party A has the right to terminate the labor contract without any economic compensation to Party B:

(1) serious violations of the company's employee handbook, human resources management system, administration system, job requirements, boss task and a series of company rules and regulations;

(2) negligence and malpractice, caused significant damage to party A's benefit;

(3) be investigated criminal responsibility according to law;

(4) party B hold part-time position elsewhere in any form at the same time, serious impact on the tasks of the party A, after party A's warning and still not corrected.

(5) during the trial period proved to be not consistent with the recruitment requirements;

(6) party B is found to have a false deceit, contrary to the real intention of party A entering into a contract with party B;

Article 18. in any of the following circumstances, party A gives a notice in writing 30 days in advance, or after pay party B extra one month's wages, may terminate the labor contract:

(1) party B's illness or non-work-related injury sustained, cannot engage in original work after the prescribed period of medical treatment, or also cannot engage in alternative work arrangements;

(2) party B cannot reach the performance indicators or the requirement of holding position, after training or adjustment of work position, still fails;

(3) the basis of entered into the labor contract has significant changes in the circumstances, labor contracts could not be fulfilled, after consulting both parties failed to reach agreement on the revision of labor contracts.

Article 19. if party B has no other negligence, party A may not terminate the contract:

(1) Party B lifts occupation hazards related work without occupation health examination before leaving; or Party B is suspected occupation disease patients during the diagnosis or medical observation;

(2) the occupational disease or work-related injury sustained in party B has been confirmed as having lost or partially lost his capacity to work;

(3) illness or injury, within the prescribed period of medical treatment;

(4) female workers during pregnancy, confinement or nursing period;

(5) other cases stipulated by law or administrative regulations.

Article 20. party B may notify party A in writing 30 days in advance to terminate the labor contract, except for with the agreement on the term of service.

Article 21. when the contract period ends, the labor contract is terminated. If both parties agreed, can renew the labor contract; if party A wants to renew the contract with maintaining or improving the conditions of the labor contract, but party B does not agree to renew, party A will pursuant to the provisions of the labor contract law article 46th No.5 not paying economic compensation to party B.

Article 22. termination of labor contract in any of the following circumstances:

(1) expiration of the labor contract;

(2) worker has begun to receive basic old-age insurance benefits in accordance with law;

(3) worker is deceased, or is declared dead or missing by people's courts;

(4) employer is declared bankrupt according to law;

(5) employer is dissolved, business license has been revoked or is ordered to close;

(6) other circumstances stipulated by laws and administrative regulations.

6.     Working conditions and labor protection

Article 23. party A shall provide party B the necessary conditions of the labor contract and working tools, establish and improve the production process, development of operating procedures, working standards, working safety and health system, and other criteria.

Article 24. party A is responsible for party B's education and training in political thought, ethics, business, technology, safety, health, relevant rules and regulations.

Article 25. party B shall strictly abide party A's work specifications, operating procedure, safety and health system, and prevent accidents and occupational diseases.

7.     Labor discipline

Article 26. party A has informed all rules and regulations to party B, party B agrees to voluntary compliance. All rules and regulations of party A shall have the same legal validity with this contract, are applied to party B.

Article 27. party B guaranteed abide by national laws and regulations and all rules and regulations of party A, and actively participate in training organized by the party A, Improve the ideological consciousness and occupation skill. Party A may discipline party B according to its own regulations, including the termination of the contract, in the event that party B disobeys the labor disciplines.

8.     Handling labor disputes

Article 28. if labor disputes arising from the performance of this contract, the two sides should actively settle the disputes; should the mediation fail and one of the parties concerned demands arbitration, it may apply with the labor disputes arbitration committee for arbitration within 60 days from the date of the dispute. If the arbitration ruling is not accepted, the case may be brought before the people's court.

Article 29. delivery address validation: party A's address is its business address, Recipient: Department of human resources;

Party B's address:________________________________________________________

Recipient: ______________________ phone:____________________________________

Any notification, penalties, and other files sent to the other side of the above address are deemed to have been served. If one part changes its address and recipient information, shall immediately inform the other party.

9.     Agreed by the parties to other content

Article 30. by consensus, the parties agreed to add the following provision, namely:

In addition to the monthly cash salary, Party B shall be issued the following shares of common stock of the parent company (Ceetop, Inc.) with standard restrictive legend: 250,000 shares of common stock upon execution of this agreement, and 180,000 shares of common stock on November 30, 2014 provided this agreement remains in effect. Party B represents that he is not a "U.S. Person" as defined in Regulation S, was not offered the shares in the United States, and is receiving the Shares for his own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the Shares has not been pre-arranged with a purchaser in the United States. Party B acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Party B's financial condition. Party B otherwise has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

10.    Other

Article 31. party A company's rules and regulations as an annex to this contract.

Article 32. this contract will be effective after being signed by both parties.

Article 33. there are two originals of this contract, each party holds one copy, with the same legal effect.

Party A :	Party B:

Date:	Date:	December 4, 2013